Neurogen Corporation
For Immediate Release	Contact:
Thomas A. Pitler
Neurogen Corp.
203-315-3046
tpitler@nrgn.com

NEUROGEN CORPORATION ANNOUNCES
 FIRST QUARTER 2008 FINANCIAL RESULTS

Branford, CT, May 8, 2008 — Neurogen Corporation (Nasdaq: NRGN), a drug development company focused on improved drugs for psychiatric and neurologic disorders, today announced financial results for the quarter ended March 31, 2008.

Neurogen recognized a net loss for the first quarter of 2008 of $16.5 million, or $0.39 per share on 42.0 million weighted average shares outstanding. This compares to a net loss during the first quarter of 2007 of $19.3 million, or $0.46 per share on 41.7 million weighted average shares outstanding. Neurogen’s total cash and marketable securities as of March 31, 2008 totaled $25.7 million. As previously reported, Neurogen completed a $30.6 million ($28.9 million net proceeds) private placement equity financing on April 11, 2008.

Stephen R. Davis, President and CEO said, “Since the beginning of the year, we have made important strides to unlock the value of our clinical development portfolio.  We restructured to focus on four important clinical programs, we raised additional capital to advance these programs and we commenced Phase 2 studies in Parkinson’s disease and restless legs syndrome.  Looking forward, we plan to compare our insomnia drug, adipiplon, to the current market leader, Ambien CR™, in a Phase 2/3 cross-over study.  For anxiety disorders, we plan to conduct a human proof-of-concept study to examine adipiplon’s ability to relieve anxiety at doses substantially lower than those used for insomnia – an important finding observed in animal studies.  We expect results from all four clinical programs by the end of 2008.”

Neurogen had no operating revenue for the first quarter of 2008, compared to $2.4 million for the comparable period of 2007.  The decrease in operating revenue for the quarter was due to the previously announced conclusion of the research component of Neurogen’s VR1 collaboration with Merck.  This collaboration is now focused on the development of candidates previously discovered in the companies’ joint research program.

Research and development expenses for the first quarter of 2008 decreased to $12.1 million from $18.9 million in the comparable period of 2007. The decrease in R&D expenses for the quarter was due primarily to decreased spending in Neurogen’s clinical and preclinical drug development programs.

General and administrative expenses for the first quarter of 2008 decreased to $2.2 million from $3.8 million for the comparable period of 2007. The decrease for the quarter was due mainly to decreases in salaries and benefits expenses, associated with Neurogen’s restructuring charges, and patent expenses.

In the first quarter of 2008, Neurogen recognized restructuring charges of $2.5 million. These charges are associated with a reduction in force announced on February 5, 2008.

Neurogen is developing drugs for the treatment of psychiatric and neurological disorders where current therapies fail to achieve optimal efficacy or have significant side effects.  The Company is focusing its resources on the following clinical programs:

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Insomnia:  In Phase 2 studies, Neurogen’s insomnia drug candidate, adipiplon, has demonstrated compelling efficacy in sleep onset, sleep maintenance and patient-reported quality of sleep.  Adipiplon is a GABA partial agonist with preference for the alpha 3 subtype, a mechanism long associated with relieving anxiety.  Neurogen believes this unique biological profile offers the opportunity to optimize efficacy for insomnia while avoiding the GABA receptor subtypes the Company believes are more likely to cause unwanted side effects.  In 2008, Neurogen plans to conduct in chronic insomnia patients a side-by-side comparison of adipiplon to Ambien CR™.  In this study, Neurogen will seek to expand on the clinical profile seen thus far with adipiplon suggesting improved measures of efficacy over currently available insomnia drugs.  Adipiplon has been tested in over 600 subjects.

•
Anxiety:  At doses significantly lower than those being pursued for insomnia, Neurogen believes adipiplon’s unique GABA alpha 3 partial agonist profile may relieve anxiety without sedation.  In recent primate studies with a compound with this unique profile, Neurogen demonstrated robust anti-anxiety effects without the daytime behavioral impairing effects typically seen with the benzodiazepine class of drugs such as Valium® and Xanax®.  In 2008, using a model of anxiety, Neurogen plans to conduct an exploratory proof-of-concept clinical study with low doses of adipiplon.

•
Parkinson’s disease:  Neurogen is currently conducting a Phase 2 clinical study of aplindore, a dopamine D2 partial agonist, for the treatment of Parkinson’s disease.  Due to its partial agonist profile, Neurogen believes that aplindore may reduce many of the side effects of full dopamine agonists currently marketed for the treatment of Parkinson’s disease, such as Requip® and Mirapex®.  The Company believes many of these side-effects are due to the full agonists overstimulation of the healthy parts of the brain.

•
Restless legs syndrome:  For restless legs syndrome (RLS), Neurogen is currently conducting a Phase 2 study of aplindore.  Here, Neurogen believes aplindore’s partial agonist profile may be better tolerated than the full agonist currently available for RLS.

In addition to the above unpartnered programs, Neurogen and Merck have collaborated to discover and develop drugs working through the VR1 mechanism for cough, pain and other disorders.  Compounds from this collaboration are currently in development at Merck.

Webcast
Neurogen will host a conference call and webcast to discuss first quarter results at 8:30 a.m. ET today, May 8, 2008. The webcast will be available in the Investor Relations section of www.neurogen.com and will also be archived there. A replay of the call will be available after 10:30 a.m. ET on May 8, 2008 and accessible through the close of business, May 15, 2008. To replay the conference call, dial 888-286-8010, or for international callers, 617-801-6888, and use the pass code: 32506924.

About Neurogen
Neurogen Corporation is a drug development company focusing on small-molecule drugs to improve the lives of patients suffering from disorders with significant unmet medical need, including insomnia, Parkinson’s disease, restless legs syndrome (RLS) and anxiety and pain. Neurogen conducts its drug development independently and, when advantageous, collaborates with world-class pharmaceutical companies to access additional resources and expertise.
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Safe Harbor Statement
The information in this press release contains certain forward-looking statements, made pursuant to applicable securities laws that involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent Form 10-K. The words “believe”, “anticipate”, “expect”, “estimate”, “intend”, “plan”, “may”, “will” and other similar expressions generally identify forward-looking statements Such forward-looking statements relate to events or developments that we expect or anticipate will occur in the future and include, but are not limited to, statements that are not historical facts relating to the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. Actual results may differ materially from such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of Neurogen’s drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of the Company's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, Neurogen’s ability to retain key employees, sufficiency of cash to fund Neurogen’s planned operations, Neurogen’s ability to continue as a going concern, and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry. For such statements, Neurogen claims the protection of applicable laws. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provides no assurance that this will be true in future studies. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Neurogen disclaims any intent and does not assume any obligation to update these forward-looking statements, other than as may be required under applicable law.

(Financial Tables Follow)

Page 3 of 4: Neurogen Announces First Quarter 2008 Financial Results, May 8, 2008

NEUROGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	Three Months Ended Mar. 31, 2008	Three Months Ended Mar. 31, 2007

Operating revenues:
License fees	$-	$1,365
Research revenues	-	1,040
Total operating revenues	-	2,405

Operating expenses:
Research and development	12,054	18,923
General and administrative	2,163	3,757
Restructuring charges	2,490	-
Total operating expenses	16,707	22,680
Operating loss	(16,707)	(20,275)

Other income, net	166	884

Income tax benefit	23	111

Net loss	$(16,518)	$(19,280)

Basic and diluted loss per share	$(0.39)	$(0.46)

Shares used in calculation of loss per share:
Basic and diluted	42,012	41,741

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Page 4 of 4: Neurogen Announces First Quarter 2008 Financial Results, May 8, 2008

NEUROGEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	March 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$11,744	$21,227
Marketable securities	13,967	21,362
Total cash and marketable securities	25,711	42,589
Receivables from corporate partners	34	188
Other current assets, net	3,295	3,026
Total current assets	29,040	45,803

Net property, plant and equipment	25,149	25,521
Other assets, net	42	46
Total assets	$54,231	$71,370

Liabilities and Stockholders’ Equity
Current liabilities
Other current liabilities	6,982	7,787
Current portion of loans payable	5,549	5,835
Total current liabilities	12,531	13,622

Loans payable, net of current portion	3,060	3,141
Total liabilities	15,591	16,763

Total stockholders’ equity	38,640	54,607
Total liabilities and stockholders’ equity	$54,231	$71,370

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